Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements, as listed below, of Capital One Financial Corporation and in the related Prospectuses, where applicable, of our reports dated February 15, 2006, except for Note 27 as to which the date is February 27, 2006, with respect to the consolidated financial statements of Capital One Financial Corporation, and our report dated February 15, 2006, with respect to Capital One Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Capital One Financial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

Registration Statement Number	Form	Description

33-80263	Form S-8	Marketing and Management Services Agreement

33-86986	Form S-8	1994 Stock Incentive Plan

33-91790	Form S-8	1995 Non-Employee Directors Stock Incentive Plan

33-97032	Form S-8	Amendment to 1994 Stock Incentive Plan

33-99748	Form S-3	Dividend Reinvestment and Stock Purchase Plan

333-42853	Form S-8	1994 Stock Incentive Plan

333-51637	Form S-8	1994 Stock Incentive Plan

333-57317	Form S-8	1994 Stock Incentive Plan

1998 Special Option Program

333-60831	Form S-3	Acquisition of Summit Acceptance Corporation

333-78067	Form S-8	1994 Stock Incentive Plan

333-78609	Form S-8	1999 Stock Incentive Plan

333-78635	Form S-8	1999 Non-Employee Directors Stock Incentive Plan

333-91327	Form S-8	1994 Stock Incentive Plan

333-92345	Form S-8	1994 Stock Incentive Plan

333-43288	Form S-8	1994 Stock Incentive Plan

333-58628	Form S-8	1994 Stock Incentive Plan

333-61574	Form S-3	Registration of Securities for Resale

333-72822	Form S-8	1994 Stock Incentive Plan

333-72820	Form S-8	1999 Non-Employee Stock Incentive Plan

333-72832	Form S-3	Registration of Securities for Resale by Selling Stockholders in PeopleFirst Acquisition

333-76726	Form S-8	1994 Stock Incentive Plan

333-72820	Form S-8	1999 Non-Employee Directors Stock Incentive Plan

333-97127	Form S-8	2002 Associate Savings Plan

333-97125	Form S-3	2002 Dividend Reinvestment Stock Purchase Plan

333-97123	Form S-8	2002 Non-Executive Officer Stock Incentive Plan

333-97119	Form S-3	Common Stock, Debt Securities, Preferred Stock, Stock Purchase Contracts & Equity Units in the amount of $2 Billion

333-100488	Form S-8	2002 Associate Stock Purchase Plan

333-117920	Form S-8	2004 Stock Incentive Plan

333-126795	Form S-3/A	Common Stock, Debt Securities, Preferred Stock, Stock Purchase Contracts & Equity Units in the amount of $2.5 billion.

333-124428	Form S-3/A	Acquisition of Hibernia Corporation

/s/ ERNST & YOUNG LLP

McLean,	Virginia

February 28, 2006